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                                                                  EXHIBIT 1.1




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                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY


                              (an Iowa corporation)


                              Senior Notes due 2012



                               PURCHASE AGREEMENT












Dated:  o, 2002


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                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                              (an Iowa corporation)

                                  $150,000,000

                              Senior Notes due 2012


                               PURCHASE AGREEMENT

                                                                         o, 2002


Keefe, Bruyette & Woods, Inc.
Friedman, Billings, Ramsey & Co., Inc.
SAMCO Capital Markets, a Division of
    Service Asset Management Company
First Tennessee Securities Corporation
BB&T Capital Markets, a Division of
    Scott & Stringfellow, Inc.
c/o Keefe, Bruyette & Woods, Inc.
    as Representative of the several Underwriters
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

         American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), and American Equity Investment Life Insurance Company, an Iowa stock life insurance company ("AEILIC"), confirm their agreement with Keefe, Bruyette & Woods, Inc., Friedman, Billings, Ramsey & Co., Inc., SAMCO Capital Markets, a Division of Service Asset Management Company, First Tennessee Securities Corp. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe, Bruyette & Woods, Inc., Friedman, Billings, Ramsey & Co., Inc., SAMCO Capital Markets, a Division of Service Asset Management Company, First Tennessee Securities Corp. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc., are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $150,000,000 aggregate principal amount of the Company's Senior Notes due 2012 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of __________, 2002 (the "Indenture") between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Officer's Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 3.01 and 3.03 of the Indenture.


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         The Company and AEILIC understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-72930) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ________, 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. Each of the Company and AEILIC, jointly and severally, represents and warrants to each Underwriter as of the date hereof, and agrees with each Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or

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         any Rule 462(b) Registration Statement has been issued under the 1933
         Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or AEILIC, threatened by the Commission.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Keefe, Bruyette & Woods, Inc. expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

                  (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent preliminary prospectus), together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules included in the Registration Statement present fairly in all material respects the

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         information required to be stated therein in accordance with GAAP. The selected consolidated financial data and the summary consolidated financial and other data included in the Prospectus present fairly in all material respects, on the basis stated in the Prospectus, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement or with statutory accounting principles ("SAP"), as applicable (except as otherwise noted therein).

                  (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), business, properties, surplus or capital of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"),
         (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular annual dividends on the common stock, par value $1.00 per share, of the Company (the "Common Stock") and on the Series A participating preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of each other jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

                  (vi) GOOD STANDING OF SUBSIDIARIES. Each of AEILIC and American Equity Investment Life Insurance Company of New York, a New York stock life insurance company ("AEILIC New York," and together with AEILIC, the "Insurance Subsidiaries"), has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the jurisdiction of its incorporation. Each other "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) (each a "Subsidiary," and collectively with the "Insurance Subsidiaries," the "Subsidiaries") has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing (except in those jurisdictions where the concept of good standing is not

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         recognized) in each other jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims (i) pursuant to the Company's bank credit facility or (ii) that are immaterial to the Company and its Subsidiaries taken as a whole; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Each of the Company and the Insurance Subsidiaries is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information ("Notices") required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such insurance regulatory authority is needed to be obtained by any of the Insurance Subsidiaries in any case where obtaining such Approvals or the failure to obtain such Approvals would reasonably be expected to have a Material Adverse Effect. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

                  (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except that the authorized capital stock of the Company as of the Closing Time shall be as set forth in the column entitled "As Adjusted" therein and except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, assuming due authorization, execution and delivery thereof by the Trustee, when duly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable

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         against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally from time to time in effect and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (x) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally from time to time in effect and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                   (xi) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (xii) ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") (except for such conflicts, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect and except for such liens, charges or encumbrances that are immaterial to the Company and its Subsidiaries taken as a whole), nor will such action result in any violation of the provisions of the charter or by-laws or other governing documents of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree

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         of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xiii) ABSENCE OF PROCEEDINGS. Except as set forth in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or AEILIC, threatened, against or affecting the Company or any Subsidiary (other than as disclosed therein), which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                  (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or if the Prospectus is not in existence, in the most recent preliminary prospectus) or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property which are material to the business of the Company and its Subsidiaries taken as a whole (collectively, "Intellectual Property") and necessary to carry on the business now operated by them. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this

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         Agreement or for the due execution, delivery or performance of the
         Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws and except for the qualification of the Indenture under the 1939 Act and approval of the Securities for listing on the New York Stock Exchange.

                  (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                  (xviii) LEASES. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and, as of the date of this Agreement, neither the Company nor any Subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) INVESTMENT COMPANY ACT. None of the Company or any of its subsidiaries is or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) STATUTORY STATEMENTS. The statutory annual and quarterly statements of each of the Insurance Subsidiaries and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in accordance with SAP, applied on a consistent basis, except as may otherwise be indicated in the notes thereto and any normal year end

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         adjustments, and the balance sheets and other information presented therein present fairly in all material respects the financial position of the respective Insurance Subsidiaries (on a SAP basis) as of the dates covered thereby.

                  (xxi) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the offering of the Securities.

                  (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or AEILIC delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and AEILIC to each Underwriter as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Keefe, Bruyette & Woods, Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) DELIVERY. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

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         SECTION 3. COVENANTS OF THE COMPANY. Each of the Company and AEILIC,
jointly and severally, covenants with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will use its reasonable efforts to comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its reasonable efforts to promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems reasonably necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in good faith.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or made available or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. On the effective date, and thereafter from time to time, the Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus, in each case as then amended or supplemented, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Company and AEILIC will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor AEILIC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company or AEILIC, as applicable, will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and AEILIC will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

         (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) LISTING. The Company will use its reasonable efforts to effect the listing of the Securities on the New York Stock Exchange.

         (j) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4. PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company and AEILIC, jointly and severally, agree to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, (ix) any fees payable in connection with the rating of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and AEILIC, jointly and severally, agree to reimburse the Underwriters severally for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, subject to an aggregate cap not to exceed $100,000.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or AEILIC delivered pursuant to the provisions hereof, to the performance by the Company and AEILIC of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the opinions, each dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), outside counsel for the Company and AEILIC, and Wendy L. Carlson, Chief Financial Officer and General Counsel of the Company and AEILIC, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A hereto, subject to customary assumptions and qualifications reasonably satisfactory to counsel for the Underwriters. In giving such opinions each such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of Illinois or the State of Iowa, as applicable, and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Each such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

                  (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Sidley Austin Brown & Wood, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the incorporation and authority of the Company and AEILIC, the validity of the Securities delivered at the Closing Time, the Registration Statement, the Prospectus, the Purchase Agreement, the Indenture and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) OFFICERS' CERTIFICATE. At Closing Time, the Representatives shall have received a certificate of the President of the Company and AEILIC and of the chief financial officer of the Company and AEILIC, dated as of Closing Time, to the effect that (i) there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect,
         (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time (provided that those representations and warranties which are qualified by the words "material," "Material Adverse Effect" or words of similar import or effect shall be true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time), (iii) each of the Company and AEILIC have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or AEILIC, threatened by the Commission.

                  (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) MAINTENANCE OF RATING. At Closing Time, the Securities shall be rated at least "BBB-" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter from such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities or the Company's or any Insurance Subsidiary's financial strength or claims paying ability by A.M. Best & Co. or any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability.

                  (h) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (i) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled (provided that any such condition, including the certification required under Section 5(d)(ii) of this Agreement, which is qualified by the words "material," "Material Adverse Effect" or words of similar import or effect, shall be fulfilled in all respects), this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company and AEILIC, jointly and severally, each agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, insofar as such losses, liabilities, claims, damages and expenses arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Keefe, Bruyette and Woods, Inc.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that the Company and AEILIC will not be liable in any such case to the extent any loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or AEILIC by any Underwriter through Keefe, Bruyette and Woods, Inc. expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

PROVIDED, FURTHER, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, liability, claim, damage or expense purchased Securities which are the subject thereof to the extent that any such loss, liability, claim, damage or expense results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and arises out of or is based upon any untrue statement or omission of a material fact contained in such preliminary prospectus that was corrected in the Prospectus (or any amendment or supplement thereto) unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 3(d) of this Agreement.

         (b) INDEMNIFICATION OF COMPANY, AEILIC, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, AEILIC and each of the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section (with the Company being substituted for Keefe, Bruyette and Woods, Inc. in clause (ii) thereof), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or AEILIC by such Underwriter through Keefe, Bruyette and Woods, Inc. expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe, Bruyette and Woods, Inc., and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and AEILIC on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and AEILIC on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and AEILIC on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and AEILIC and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and AEILIC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and AEILIC or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, AEILIC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the good faith judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the

Securities, (ii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or (iii) if a banking moratorium has been declared by either Federal, New York or Iowa authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the offices of Keefe, Bruyette and Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Michael T. Oakes; and notices to the Company and AEILIC shall be directed to it at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, attention of David J. Noble.

         SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and AEILIC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and AEILIC and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and AEILIC and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 16. REGULATORY APPROVAL. Not later than five (5) business days following the date of this Agreement, AEILIC shall file this Agreement with the Iowa Department of Insurance to obtain approval under Section 521A.5 of the Iowa Insurance Code and the rules and regulations promulgated thereunder. Each of the Company and AEILIC agrees to use their respective reasonable efforts to obtain such approval from the Iowa Department of Insurance. Notwithstanding any other provision of this Agreement, this Agreement shall become effective as against, and shall be binding upon, AEILIC only upon AEILIC obtaining such approval, and such approval shall be retroactive for all purposes hereof to the date of execution of this Agreement.

                                    * * * * *

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and AEILIC a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and AEILIC in accordance with its terms.

                             Very truly yours,

                             AMERICAN EQUITY INVESTMENT
                             LIFE HOLDING COMPANY



                             By
                                -------------------------------------------
                                 Title:



                             AMERICAN EQUITY INVESTMENT
                             LIFE INSURANCE COMPANY



                             By
                                -------------------------------------------
                                 Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.

Friedman Billings Ramsey, Inc.
SAMCO capital Markets, a Division of
    Service Asset Management Company
First Tennessee Securities Corp.
BB&T Capital Markets, a Division of
    Scott & Stringfellow, Inc.,
    by Keefe, Bruyette & Woods, Inc.


By
   --------------------------------------------------
               Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                                   Principal
                                                                   Amount of
Name of Underwriter                                                Securities
-------------------                                              -------------

Keefe, Bruyette & Woods, Inc....................................
Friedman, Billings, Ramsey & Co., Inc...........................
SAMCO Capital Markets, a Division of Service Asset Management
Company.........................................................
First Tennessee Securities
Corp............................................................
BB&T Capital Markets, a Division of Scott & Stringfellow,
Inc.............................................................




                                                                  ------------

Total............................................................ $150,000,000
                                                                  ============








                                    Sch A-1

                                   SCHEDULE B

                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                       $150,000,000 Senior Notes due 2012


         1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Securities shall be __% of the principal amount thereof.

         3. The interest rate on the Securities shall be __% per annum.

         4. The Securities will mature on ____________, 2012, unless earlier redeemed at the option of the Company in accordance with the terms of such Securities.




                                     Sch B-1

                                                                       EXHIBIT A

                   FORM OF OPINIONS OF COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


The form of opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) is as follows:

                  (i) AEILIC New York has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New York.

                  (ii) AEILIC New York has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

                  (iii) The Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (iv) When executed and authenticated in accordance with the provisions of the Indenture and issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

                  (v) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

                  (vi) The Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder except that in each case we do not express any opinion as to the financial statements and schedules and other financial data included therein or excluded therefrom, or the exhibits thereto, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                  (vii) The statements in the Prospectus under the caption "Description of the Notes," insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.


                                    Exh. A-1

                  (viii) The statements set forth in the Prospectus under the captions "Certain United States Federal Tax Consequences" and "ERISA Considerations," insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

                  (ix) Except for approval of the Iowa Department of Insurance with respect to execution of the Purchase Agreement by AEILIC, no Governmental Approval which has not been obtained or taken and is not in full force and effect is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement, the Indenture or the Securities (collectively, the "Transaction Documents") by the Company or the consummation by the Company of the transactions contemplated thereby.

                  (x) Except for approval of the Iowa Department of Insurance with respect to execution of the Purchase Agreement by AEILIC, the execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any applicable law or applicable order.

                  (xi) The Company is not, and upon application of the proceeds as described under the caption "Use of Proceeds" in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  We have been orally advised by the Commission that the Indenture has been qualified under the Trust Indenture Act and the Registration Statement was declared effective under the Securities Act at [o] [p.m.] on July [o], 2002, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs (vii) and (viii) above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or

                                    Exh. A-2
         incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement including the Form T-1.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of New York, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

The form of opinion of Wendy L. Carlson, General Counsel to the Company, is as follows:


                  (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa, and AEILIC has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.

                  (ii) Each of the Company and AEILIC has corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) Each of the Company and AEILIC is duly qualified to transact business as a foreign corporation and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

                  (iv) The Company has an authorized capitalization as set forth in the Prospectus.

                  (v) Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for such security interests, mortgages, pledges, liens, encumbrances or claims that are immaterial to the Company and its Subsidiaries taken as a whole.

                  (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company and AEILIC.

                  (vii) The Indenture has been duly authorized, executed and delivered by the Company.

                  (viii) The Securities have been duly authorized, executed and delivered by the Company.

                                    Exh. A-3

                  (ix) To the best of my knowledge, except as otherwise disclosed in the Registration Statement, there is not pending nor threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (x) The statements in the Prospectus under the captions "Risk Factors--Changes in State and Federal Regulation May Affect Profitability," "Risk Factors--We Face Risks Relating to Litigation," "Business--Reinsurance," "Business--Regulation," "Business--Legal
         Proceedings," "Business--Property", "Business--Regulatory Matters", "Business--Litigation" and "Certain Transactions," and in the Registration Statement under Item 14, insofar as such statements purport to summarize certain provisions of the laws, charters, bylaws or legal proceedings referred to therein, fairly summarize such provisions in all material respects.

                  (xi) Except for approval of the Iowa Department of Insurance with respect to execution of the Purchase Agreement by AEILIC, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Purchase Agreement, the Indenture or the Securities (collectively, the "Transaction Documents") by the Company or the consummation by the Company of the transactions contemplated thereby.

                  (xii) Except for approval of the Iowa Department of Insurance with respect to execution of the Purchase Agreement by AEILIC, the execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (a) conflict with the Articles of Incorporation, including Articles of Amendment, and Amended and Restated Bylaws, (b) constitute a violation of, or a breach or default under, the terms of any applicable contract or (c) violate or conflict with, or result in any contravention of, any applicable law or any applicable order.

                  (xiii) To the best of my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act as a result of the offering of the Securities.

                  In addition, I have participated in conferences with other officers and representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I am not passing upon, and do not assume any responsibility for, the accuracy,

                                    Exh. A-4
         completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph (x) above), on the basis of the foregoing, no facts have come to my attention that have led me to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this opinion does not address matters with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement including the Form T-1.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent she deems proper, on certificates of responsible officers of the Company and public officials.







                                    Exh. A-5